As filed with the Securities and Exchange Commission on June 10, 1997

                                                     Registration No. __________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                -----------------

                          FIRST MONTAUK FINANCIAL CORP.
               (Exact name of Registrant as specified in charter)

   New Jersey                                   22-1737915
   (State of Incorporation)          (I.R.S. Employer Identification Number)

                            Parkway 109 Office Center
                             328 Newman Springs Road
                           Red Bank, New Jersey 07701
                                 (908) 842-4700
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                -----------------

                           Herbert Kurinsky, President
                            Parkway 109 Office Center
                             328 Newman Springs Road
                           Red Bank, New Jersey 07701
                                 (908) 842-4700
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------
                                 With copies to:
                             VICTOR J. DIGIOIA, ESQ.
                            GOLDSTEIN & DiGIOIA, LLP
                              369 Lexington Avenue
                            New York, New York 10017

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

================================================================================

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                              Proposed    Proposed
                                              Maximum     Maximum      Amount of
Title of Each Class of                        Offering    Aggregate    Registra-
Securities Being              Amount Being    Price per   Offering     tion
Registered                    Registered      Share(1)    Price(1)     Fee(1)
--------------------------------------------------------------------------------
Common Stock, no par value
(2).......................      150,000        $1.25      $187,500     $65.00
--------------------------------------------------------------------------------
Common Stock, no par
 value(3).................    2,000,000         2.50     5,000,000      1,724
--------------------------------------------------------------------------------
Total.....................    2,150,000                  5,187,500      1,789
================================================================================

(1) Estimated solely for the purpose of determining the registration fee based on the average of the bid and asked prices of a share of Common Stock as quoted on the OTC Bulletin Board on June 6, 1997 ($2.50 per share). With respect to the shares of Common Stock underlying Warrants being reqistered herewith, the offering price has been based upon the exercise price of the Warrants.

(2) Shares of Common Stock issuable in connection with the exercise 150,000 common stock purchase warrants issued on January 31, 1997. The warrants are exercisable at or exercise price of $1.25 per share. Pursuant to Rule 416 there are also being registered such additional numbers of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the warrants.

(3) Shares of Common Stock issuable upon exercise of Options to purchase Common Stock issuable under the 1996 Senior Management Incentive Plan. Pursuant to Rule 416 there are also being registered such additional numbers of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of any options granted under the 1996 Senior Management Incentive Plan.

                           ---------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SECTION 8(A) MAY DETERMINE.

                              CROSS REFERENCE SHEET

                    Pursuant to Item 501(b) of Regulation S-K
              Between Registration Statement and Form of Prospectus

             ITEM NUMBER AND HEADING                              CAPTION IN PROSPECTUS
             -----------------------                              ---------------------
 1.  Forepart of the Registration Statement     Outside Front Cover of Prospectus
     and Outside Front Cover of Prospectus

 2.  Inside Front and Outside Back Cover        Inside Front and Outside Back Cover Pages of
     Pages of Prospectus                        Prospectus

 3.  Summary Information, Risk Factors,         Prospectus Summary; The Company; Risk
     and Ratio of Earnings to Fixed Charges     Factors; Summary Consolidated Financial
                                                 Information

 4.  Use of Proceeds                            Use of Proceeds

 5.  Determination of Offering Price            Outside Front Cover Page of Prospectus

 6.  Dilution                                   Not Applicable

 7.  Selling Security Holders                   Selling Security Holders

 8.  Plan of Distribution                       Inside Front Cover; Plan of Distribution

 9.  Description of Securities to be            Description of Securities
     Registered

10.  Interests of Names Experts and Counsel     Not Applicable

11.  Material Changes                           Recent Developments

12.  Incorporation of Certain Information by    Incorporation of Certain Information by
     Reference                                  Reference

13.  Disclosure of Commission Position on       Not Applicable
     Indemnification for Securities Act
     Liabilities

                                     Part I

     This Registration Statement relates to (i) 150,000 shares of Common Stock, no par value, of FIRST MONTAUK FINANCIAL CORP. (the "Company") issuable upon exercise of certain common stock purchase warrants ("Warrants") of the Company issued in connection with a settlement agreement dated January 31, 1997 between the Company and a former client and (ii) 2,000,000 shares of Common Stock, no par value, of the Company authorized for issuance in connection with the grant of options to senior management of the Company under the Company's 1996 Senior Management Incentive Stock Option Plan (the "Senior Management Plan").

     There is also as part of Part I of this Registration Statement, a re-offer prospectus (the "Re-Offer Prospectus") relating to and to be used in connection with any re-offer and resale of an aggregate of 2,000,000 shares of the Company's Common Stock by persons who may be deemed affiliates of the Company and any shares of Common stock issued or to be issued to such persons pursuant to the exercise of the options granted or shares issued under the Senior Management Plan; all as permitted by General Instruction C of Form S-8. The documents containing the information specified in Part I for Form S-8 will be sent or given to participants in the Senior Management Plan, as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, the Senior Management Plan and related documents are not being filed with the Securities and Exchange Commission as part of the registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. The foregoing documents and the documents incorporated by reference in this Registration Statement, taken together, constitute a Prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                   Subject to Completion, dated June 10, 1997
                   ------------------------------------------

P R O S P E C T U S

                        2,150,000 Shares of Common Stock

                          FIRST MONTAUK FINANCIAL CORP.

     This Prospectus relates to the offer and sale of an aggregate of 2,150,000 shares (the "Shares") of Common Stock, no par value ("Common Stock") of First Montauk Financial Corp. (the "Company"), to be sold from time to time for the account of certain securities holders ("Selling Security Holders") of the Company certain of which persons may be deemed to be "affiliates" of the Company (as defined under Rule 405 of the General Rules and Regulations of the Securities Act of 1993, as amended), or by pledgees, donees, transferees or other successors in interest of the Selling Security Holders. The Shares are issuable to the Selling Security Holders (i) in connection with the 2,000,000 shares of Common Stock reserved for issuance upon exercise, if any, of the options granted to such persons under the Company's 1996 Senior Management Incentive Plan (the "Senior Management Plan") and (ii) 150,000 shares of Common Stock issuable in connection with the exercise of Common Stock Purchase Warrants, held by certain Selling Shareholders (the "Warrants").

     The Shares may be sold from time to time by the Selling Security Holders, or by the pledgees, donees or transferees of the Shares. No underwriting arrangements have been entered into by the Selling Security Holders. The distribution of the Shares by the Selling Security Holders and/or their transferees may be effected in one or more transactions that may take place on the over the counter market, including ordinary brokers transactions, privately negotiated transactions or through sales to one or more dealers for resale of the Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales. The Selling Security Holders and intermediaries through whom such Shares are sold may be deemed "underwriters" within the meaning of the Act, with respect to the Shares offered.

     The Company will not receive any proceeds from the sale of the Shares by the Selling Security Holders but will receive proceeds from the exercise of options granted under the Senior Management Plan at the time of exercise, and from the exercise of the Warrants all of which funds will be used by the Company for working capital purposes.

                 THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
                  SEE "RISK FACTORS" PAGE 11 OF THIS PROSPECTUS

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is _____________, 1997

     The Company's Common Stock is traded in the over-the-counter market and reported on the NASD OTC Bulletin Board System and by the National Daily Quotation Service published by the National Quotation Bureau. On June 6, 1997 the bid and asked prices of the Company's Common Stock as reported by a market maker were $2.46875 and $2.53125, respectively. See "Price Range of Common Stock and Certain Market Information," as set forth in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Website that contains reports, proxy statements and other information regarding issuers that file electronically with the Commission. The address of that Website is: //www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, heretofore filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996; and

     2. The Company's Quarterly Report on Form 10-QSB for the three months ended March 31, 1997.

     3. The Company's Proxy Statement for its Annual Meeting of Shareholders to be held on June 27, 1997.

     All documents filed by the Company subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all Shares offered hereby have been sold or which deregisters all Shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement and Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement of which this Prospectus forms a part.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to Robert Rabinowitz, Esq., First Montauk Financial Corp., Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701, telephone (908) 842-4700.

                               PROSPECTUS SUMMARY

The following summary is intended to set forth certain pertinent facts and highlights from material contained in the body of this Prospectus. The summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus.

                                   THE COMPANY

     First Montauk Financial Corp. ("FMFC") is a holding company, which, through its principal wholly-owned subsidiary, First Montauk Securities Corp. ("FMSC"), is primarily engaged in the operation of an investment banking and securities brokerage firm. FMFC also sells insurance products through its subsidiary Montauk Insurance Services, Inc., ("MISI") and equipment leases through Montauk Advisors, Inc. ("MAI"). FMFC, MISI, FMSC, and MAI are sometimes collectively referred to herein as the "Company". FMSC is a broker-dealer registered with the Securities and Exchange Commission ("SEC"), a member of the National Association of Securities Dealers Regulation, Inc. ("NASDR"), the Municipal Securities RuleMaking Board ("MSRB"), and the Securities Investor Protection Corporation ("SIPC"). FMSC's business activities consist primarily of retail sales and trading of listed and unlisted equity and fixed-income securities; sales of government, municipal and corporate securities; options; commissions earned from individual and institutional securities transactions; and market making activities. FMSC also provides investment banking activities such as private and public securities offerings. In fiscal 1995, FMSC became a registered advisor under the Investment Advisors Act of 1940 and began offering investment advisory services.

     FMSC is currently licensed to conduct its broker-dealer business in 49 states and the District of Columbia. FMSC maintains approximately 117 branch and/or satellite offices, all of which are maintained by affiliates. FMSC has approximately 356 registered representatives and services approximately 25,000 retail customer accounts.

     FMSC's primary method of operation is through its affiliate program. The affiliate program is designed to attract experienced brokers with existing clientele who desire to operate their own office. It is through this affiliate program that FMSC has expanded its customer base and retail activities by adding brokers with established clientele. In order to become an affiliate of FMSC, the registered representative must enter into an affiliate agreement with FMSC. The Company believes that one of the primary reasons its affiliate program is attractive to such individuals is because the affiliate arrangement entitles the affiliate representative to obtain a significantly higher percentage of the commissions generated by his sales than a registered representative would normally receive. Based on the experience of FMSC's management, and information derived from professional associations, FMSC believes that the range of standard commission payout rates for registered representatives of retail forms is approximately 40%- 50%, whereas the Company's affiliates receive commissions of approximately 80%-85%. The terms of the affiliate agreement provide that the Company's affiliate establishes his own office and is solely responsible for the payment of all expenses associated with the operation of the branch office, including rent, utilities, furniture, equipment, stock quotation machines, and general office supplies. All securities transactions are cleared through FMSC's clearing firm on a fully disclosed basis. FMSC receives a percentage (generally 15%-20% after deduction of clearing costs) of the affiliates' commissions with no operating expenses directly attributable to the maintenance of the specific affiliate office.

     FMSC has also expanded its general securities business by adding registered representatives to its main corporate office. FMSC is continuously seeking to establish additional branch offices at sites and locations to be selected, the timing and location of which will be based upon prevailing business and economic conditions.

     In 1991, MISI was formed for the purpose of offering and selling variable annuity, variable life as well as traditional life and health insurance products. Currently, MISI is licensed in the states of Alabama, Alaska, Arizona, California, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Kentucky, Maine, Maryland, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Virginia, Washington and Wisconsin. MISI derives revenue from insurance-related products and services from the existing base of FMSC's Registered Representatives who are insurance licensed. In fiscal year 1996 MISI earned $523,868 in gross commissions from the sale of insurance.

     In 1993, the Company formed Montauk Advisors, Inc., ("MAI") as a wholly-owned subsidiary. MAI engages in the sale of equipment leasing contracts on an agency basis. The equipment financed to date includes copiers, facsimile machines and other business machines. These leases are sold to various customers from which MAI derives a commission. In fiscal year 1996 MAI earned $373,216 in gross commissions from the sale of leases.

     In early 1995, FMSC became registered with the Securities and Exchange Commission as an Investment Advisor under the Investment Advisors Act of 1940 for the purpose of providing investment advisory services and fee-based managed accounts to clients of FMSC. Currently, FMSC is licensed as an Investment Advisor in the States of Alaska, Arizona, California, Connecticut, Florida, Hawaii, Indiana, New Jersey, New York, North Carolina, Pennsylvania, Texas, and West Virginia. Although to date FMSC has received minimal revenues from its advisory services, management's goal is to derive revenue by providing investment advisory services to FMSC's existing client based as well as to additional clientele seeking fee-based managed accounts.

         FMFC and its subsidiaries (with the exception of MISI) each maintain their principal executive offices at Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701, telephone (908) 842-4700. MISI maintains its principal offices at One Mack Centre Drive, Paramus, New Jersey.

RECENT EVENTS

     Proposal to Increase Authorized Common Stock. The Board of Directors of the Company has unanimously approved a proposal (the "Proposal") to amend the Company's Amended and Restated Certificate of Incorporation ("Restated Certificate") to authorize an increase in the authorized Common Stock of the Corporation to 30,000,000 shares from 15,000,000 shares of Common Stock. There shall be no change in the par value of the Common Stock. The Proposal will be acted upon by the shareholders of the Company at its Annual Meeting to be held on June 27, 1997. As of June 7, 1997, there were 8,937,179 shares of Common Stock issued and outstanding and approximately 2,121,525 reserved for issuance upon the exercise of issued and outstanding options, warrants, convertible promissory notes and other contractual commitments. The Restated Certificate also continues to authorize the Board of Directors to issue up to 5,000,000 shares of Preferred Stock in such classes and with such voting rights, dividend rights and powers as the Board may determine. As of June 8, 1997, there were no classes of Preferred Stock authorized and no shares of Preferred Stock issued and outstanding.

     The Proposal is necessary because the Board of Directors has determined it to be in the best interests of the Company and its stockholders to undertake a "rights offering" ("Rights Offering"). As presently conceived, the Rights Offering will consist of an offering to the Company's shareholders of one right for each share of common stock owned by the Company's shareholders. Three rights will entitle the holder thereof to subscribe for one unit at a price of $.45 per unit. An aggregate of 2,640,035 units will be issued to shareholders assuming all of the rights are exercised. Each unit is comprised of one Class A Redeemable Common Stock Warrant, one Class B Redeemable Common Stock Warrant and one Class C Redeemable Common Stock Warrant. the Class A Redeemable Common Stock Purchase Warrants (the "Class A Warrants"), entitle the holder thereof to purchase during the three years commencing on the date of initial issuance one share of Common Stock of the Company (the "Class A Warrant Shares"), at an exercise price of $3.00 per share, subject to adjustment in certain circumstances. Second, the Class B Redeemable Common Stock Purchase Warrants (the "Class B Warrants"), entitle the holder thereof to purchase during the five years commencing on the date of initial issuance one share of Common Stock of the Company (the "Class B Warrant Shares"), at an exercise price of $5.00 per share, subject to adjustment in certain circumstances. Last, the Class C Redeemable Common Stock Purchase Warrants (the "Class C Warrants"), entitle the holder thereof to purchase during the seven years commencing on the date of initial issuance one share of Common Stock of the Company (the "Class C Warrant Shares"), at an exercise price of $10.00 per share, subject to adjustment in certain circumstances. The Warrants will be separately transferable immediately. No separate securities for the Units will be issued.

     There can be no assurance that the Rights Offering will be consummated, or if consummated, will be on the terms described above. The Rights Offering is subject to registration with the Securities and Exchange Commission ("SEC") and the various states. There can be no assurance that the transaction will be approved by the SEC, or if approved, will not require alteration of the terms. None of the securities to be issued in connection with the Rights Offering are being registered herewith as part of this Prospectus.

     Settlement of Certain Claims. In January 1997 the Company entered into a settlement agreement with a former client who had commenced an arbitration proceeding against the Company seeking damages for investments made in her account at the Company. Under the terms of the settlement, the Company issued to the client and her assignees warrants to purchase 150,000 shares of the Company's Common Stock. The Warrants have an exercise price of $1.25 per share and are exercisable through January 2002. The settlement agreement also provided that the Company would register the underlying shares of Common Stock for offer and sale under the Securities Act of 1933, as amended. The Registration Statement of which this Prospectus forms a part has been filed to register for offer and sale the 150,000 shares of Common Stock underlying the Warrants.

                                  THE OFFERING

Common Stock Outstanding
         Prior to Offering (1)(2)......    8,937,179 shares

Common Stock Outstanding
         After the Offering (3) .......   11,087,179 shares


Risk Factors ..........................   This Offering involves a high
                                          degree of risk. See "Risk
                                          Factors."

Use of Proceeds .......................   All of the proceeds of this
                                          Offering will be paid to the
                                          respective Selling Security
                                          Holders and none of the
                                          proceeds will be received by
                                          the Company.  The Company
                                          will receive proceeds from
                                          the exercise of options and
                                          warrants which shall be used
                                          for working capital purposes.
                                          If all of the 235,000
                                          outstanding options being
                                          registered herein were
                                          exercised, the Company would
                                          receive proceeds of
                                          approximately $255,106.
                                          If all of the 150,000
                                          Warrants being registered
                                          herein were exercised, the
                                          Company would receive
                                          $187,500 in proceeds.  See
                                          "Use of Proceeds."

OTC Bulletin Board Symbol..............   "FMFK"

----------

(1)  Figures reflect shares outstanding as of June 6, 1997.

(2) Does not include (i) 3,500,000 shares of Common Stock reserved for issuance under the Company's Incentive Stock Option Plan, of which 2,321,500 shares have been reserved for currently outstanding options and 1,168,500 are available for future issuances, and (ii) 1,000,000 shares of Common Stock reserved for issuance under the Company's Non-Executive Director Stock Option Plan of which 240,000 shares are reserved for currently outstanding options and 760,000 shares are reserved for future issuances, (iii) 2,000,000 shares of Common Stock reserved for issuance under the Senior Management Plan of which options to purchase 235,000 shares have been issued and are outstanding, and (iv) 150,000 reserved for exercise of the Warrants which were not issued under any of the Company's incentive stock plans.

(3) Does not include (i) 3,500,000 shares of Common Stock reserved for issuance under the Company's Incentive Stock Option Plan, of which 2,321,500 shares have been reserved for currently outstanding options and 1,168,500 are available for future issuances, and (ii) 1,000,000 shares of Common Stock reserved for issuance under the Company's Non-Executive Director Stock Option Plan of which 240,000 shares are reserved for currently outstanding options and 760,000 shares are reserved for future issuances.

                              CERTAIN OTHER MATTERS

     This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. The Registration Statement may be inspected without charge at the principal office of the Commission in Washington, D.C. and copies of all or part of them may be obtained from the Commission upon payment of prescribed fees.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction where such offer would be unlawful.

                                  RISK FACTORS

     THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS AND SPECULATIVE FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THIS OFFERING.

SAFE HARBOR STATEMENT

     Certain statements in this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). The Company desires to avail itself of certain "safe harbor" provisions of the Reform Act and is therefore including this special note to enable the Company to do so. Forward-looking statements in this Prospectus or hereafter included in other publicly available documents filed with the Securities and Exchange Commission, reports to the Company's stockholders and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to risks associated with the intense competition in the brokerage industry, potential litigation, regulatory matters and the volititiy of the securities markets as well as other risks which may detailed in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-KSB for the year ended December 31, 1996, each of which could adversely affect the Company's business and the accuracy of the forward-looking statements contained herein.

1. ORGANIZATIONAL AND OPERATING HISTORY

     For the years ended December 31, 1996 and 1995, the Company had revenues of $35,089,688, and $28,342,203, respectively and had net income of $32,789 and $768,088 for the years ended December 31, 1996 and 1995, respectively. No assurance is given that the Company will not incur losses in the future, and such losses would necessarily affect the nature, scope and level of the Company's future operations. The results of operations to date are not necessarily indicative of the result of future operations. The Company's securities business, by its very nature, is subject to various risks and contingencies, many of which are beyond the ability of the Company to control. These include economic conditions generally and in particular those affecting securities markets, interest rates, discretionary income available for investment; losses which may be incurred from underwriting and trading activities; customer inability to meet commitments (such as margin obligations); customer fraud; and employee misconduct and errors. Further, the nature and extent of the Company's underwriting, trading and market activities, and hence the volume and scope of its business is directly affected by its available "Net Capital".

2. FLUCTUATING SECURITIES VOLUME AND PRICES

     The Company and the securities industry in general are directly affected by national and international economic and political conditions, broad trends in business and finance, the level and volatility of interest rates, changes in and uncertainty regarding tax laws and substantial fluctuations in the volume and price levels of securities transactions. The Company and the securities industry in general are subject to other risks, including risks of loss from the underwriting of securities, counterparty (a party to which the Company has credit or performance exposure) failures to meet commitments, customer fraud, employee errors or misconduct and litigation. In addition, price fluctuations may cause losses on securities positions. As the Company expands its investment banking activities and more frequently serves as manager or co-manager of public offerings of securities, it expects to make increased commitments of capital to market-making activities in securities of those issuers. The expected additional concentration of capital in the securities of those issuers held in inventory will increase the risk of loss from reductions in the market price. Low trading volume or declining prices generally result in reduced revenues. Under these conditions, profitability is adversely affected since many costs, other than commission compensation and bonuses, are fixed. Heavy trading volume has caused serious operating problems, including delays in clearing and processing, for many securities firms in the past and may do so in the future.

3. COMPETITION AND OTHER DEVELOPMENTS

     The Company encounters intense competition in all aspects of its business and competes directly with many other securities firms, a significant number of which offer their customers a broader range of financial services, have substantially greater resources and may have greater operating efficiencies. In addition, a number of firms offer discount brokerage services to individual retail customers and generally effect transactions at lower commission rates on an "execution only" basis without offering other services such as investment recommendations and research. The further expansion of discount brokerage firms could adversely affect the Company's retail business. Moreover, there is substantial commission discounting by full-service broker-dealers competing for institutional and individual brokerage business. The possible increase of this discounting could adversely affect the Company. Other financial institutions, notably commercial banks and savings and loan associations, offer customers some of the services and products presently provided by securities firms. In addition, certain large Companies have entered the securities industry by acquiring securities firms. While it is not possible to predict the type and extent of competitive services which banks and other institutions ultimately may offer to customers, the Company may be adversely affected to the extent those services are offered on a large scale.

4. RISKS OF PRINCIPAL AND BROKERAGE TRANSACTIONS AND LENDING ACTIVITIES

     The Company's trading, market making and underwriting activities involve the purchase, sale or short sale of securities as a principal and, accordingly, involve the risk of changes in the market prices of those securities and the risk of a decrease in the liquidity of markets which would limit the Company's ability to resell securities purchased or to repurchase securities sold in principal transactions. The Company's brokerage activities and its principal transactions are subject to credit risks. For example a customer may not respond to a margin call, and since the securities being held as collateral have diminished in value, there is a risk that the Company may not recover the funds it loaned to the customer.

5. LITIGATION

     Many aspects of the Company's business involve substantial risk of liability, including exposure to substantial liability under federal and state securities laws in connection with the activity of its sales people as well the underwriting and distribution of securities. In recent years, there has been an increasing incidence of litigation involving the securities industry, including class actions which generally seek rescission and substantial damages. See "Legal Proceedings" in Form 10-KSB.

6. PERSONNEL; DEPENDENCE UPON REGISTERED REPRESENTATIVES

     Most aspects of the Company's business are dependent on highly skilled and experienced individuals. The Company has devoted considerable efforts to recruiting and compensating those individuals and provides incentives to encourage them to remain with the Company. Individuals associated with the Company may in the future leave the Company at any time to pursue other opportunities.

7. DEPENDENCE UPON PRESENT MANAGEMENT

     For the foreseeable future, the Company will be substantially dependent upon the personal efforts and abilities of its President, Mr. Herbert Kurinsky and its Vice-President, Mr. William Kurinsky to coordinate, implement and manage its business plans and programs. The loss or unavailability of the services of either of them would likely have a material adverse affect on the business, operations and prospects of the Company. The Company has obtained, for its benefit, a policy of life insurance on the lives of Messrs. Herbert Kurinsky and William Kurinsky in the amount of $250,000 and $500,000, respectively. The Company has entered into a three year Employment Agreement with each of these employees.

8. REGULATION

     The Company's business, and the securities industry generally, are subject to extensive regulation at both the federal and state levels. In addition, self-regulatory organizations such as the NASD require strict compliance with their rules and regulations. Failure to comply with any of these laws, rules or regulations could result in fines, suspension or expulsion, which could have a material adverse affect upon the Company.

9. NET CAPITAL REQUIREMENTS

     The Company's business, like that of other securities firms, is capital intensive. The SEC and the NASD have stringent provisions with respect to net capital requirements applicable to the operation of securities firms. A significant operating loss or any charge against net capital that could adversely affect the ability of the Company to expand or, depending upon the magnitude of the loss or charge, to maintain its present level of business.

10. RISKS ASSOCIATED WITH INVESTMENT BANKING ACTIVITIES

     Participation in an underwriting syndicate or a selling group involves both economic and regulatory risks. An underwriter may incur losses if it is unable to resell the securities it is committed to purchase, or if it is forced to liquidate its commitment at less than the purchase price. In addition, under federal securities laws, other laws and court decisions with respect to underwriters' liabilities and limitations on the indemnification of underwriters by issuers, an underwriter is subject to substantial potential liability for misstatements or omissions of material facts in Prospectuses and other communications with respect to such offerings. Acting as a managing underwriter increases these risks. Underwriting commitments constitute a charge against net capital and the Company's ability to make underwriting commitments may be limited by the requirement that it must at all times be in compliance with the Net Capital Rule.

11. DIVIDEND POLICY

     Anticipated capital requirements of the Company make it unlikely that any dividends will be declared in the foreseeable future on the Shares. Further, applicable statutory regulations under the Securities Act of 1933, as amended, as well as regulations of the NASDR may affect the ability of the Company to declare and pay dividends. See "Dividend Policy".

12. POTENTIAL ADVERSE IMPACT ON MARKET PRICE OF SALES OF COMMON STOCK AND RULE 144 SALES

     Sales of substantial amounts of the Company's Common Stock in the public market after this Offering, or the perception that such sales may occur, could adversely affect the market prices of the Company's Common Stock and may impair the Company's ability to raise additional capital by the sale of its equity securities.

     Of the 8,937,179 issued and outstanding shares of the Company's Common Stock, approximately 2,092,941 shares may be deemed "restricted shares" and, in the future, may be sold in compliance with Rule 144 under the Securities Act of 1933, as amended. Rule 144 provides that a person holding restricted securities for a period of one year may sell in brokerage transactions an amount equal to 1% of the Company's outstanding Common Stock every three months. A person who is a "non-affiliate" of the Company and who has held restricted securities for over three years is not subject to the aforesaid volume limitations as long as the other conditions of the Rule are met. Possible or actual sales of the Company's Common Stock by certain of the Company's present shareholders under Rule l44 may, in the future, have a depressive effect on the price of the Company's Common Stock in any market which may develop for such shares. Such sales at that time may have a depressive effect on the price of the Company's Common Stock in the open market. See "Certain Transactions" and "Description of Capital Stock--Shares Eligible for Future Sale".

13. LIMITED PUBLIC MARKET.

     The Company's Common Stock is traded in the over-the-counter market and reported by the National Daily Quotation Service ("Pink Sheets") published by the National Quotation Bureau, Inc and the Electronic Bulletin Board maintained by the NASD. Although the Company is applying for inclusion of its Common Stock in the Nasdaq SmallCap Market, there an be no assurance that the Company's application will be accepted. Additionally, there can be no assurance that the Company will be able to maintain its Nasdaq listing nor be delisted in the future as Nasdaq has the authority to delist companies for various reasons.

14. LIMITATIONS ON TRADING AND MARKET-MAKING ACTIVITIES ON THE COMPANY'S BROKER-DEALER SUBSIDIARY IN THE COMPANY'S SECURITIES

     Due to regulatory positions and requirements of both the SEC and the NASDR relating to the circumstances and extent to which a registered broker-dealer and NASDR member may engage in market-making transactions in the securities of its parent company, FMSC does not engage in trading or market-making activities relating to the Company's Common Stock where it would speculate in, purchase or sell the Company's securities for its own account. The purpose and effect of such limitation restrict FMSC from being a factor in the determination of the market or price of the Company's securities. FMSC does, however, execute transactions for its customers on an "agency basis" where it does not acquire the Company's securities for its own trading account. FMSC will, however, earn usual and customary brokerage commissions in connection with the execution of such brokerage transactions. If, under current or future regulations of both the SEC and NASDR, the Company is permitted to participate as a market-maker, it may do so on the basis of showing a bid and offer for the Company's securities at specified prices representing customer interest.

15. LIMITATION OF DIRECTOR LIABILITY; INDEMNIFICATION

     The Company has amended its Certificate of InCompany to include provisions eliminating the personal liability of directors, except for breach of a director's duty of loyalty to the Company or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and in respect of any transaction in which a director receives an improper personal benefit. These provisions pertain only to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, if adopted, neither the Company nor shareholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders in any particular case, shareholders may not have an effective remedy against the challenged conduct.

     The Company believes that, based upon recent developments in the market for directors' and officers' liability insurance, such provisions are necessary to attract and retain qualified individuals to serve as directors.

In addition, such provisions will allow directors to perform their duties in good faith without concern for the application of monetary liability on a retroactive basis in the event that a court determines their conduct to have been negligent or grossly negligent. On the other hand, the potential remedies available to the Company or a Company stockholder are significantly limited by such provisions, and it is possible that the protection afforded by such provisions may reduce the level of diligence or care demonstrated by such directors.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby, but will receive proceeds from the exercise of options and the Warrants. In the event that all of the issued and outstanding 235,000 options under the Senior Management Plan are exercised, the Company will receive proceeds of $255,106. In the event that all of the issued and outstanding 150,000 Warrants outstanding are exercised, the Company will receive proceeds of $187,500. The options have exercise prices ranging between $1.0625 and $1.16875 per share.

                        MARKET FOR COMPANY'S COMMON STOCK

     The Common Stock is traded in The NASD's Over-the-Counter Bulletin Board, trading symbol "FMFK". Although the Company is applying for inclusion of its Common Stock in the Nasdaq Small Cap Market, there can be no assurance that the Company's application will be accepted.

     The following table presents, on a quarterly basis, the high and low bid quotations for the Common Stock as reported by the Nasdaq National Market for the period from January 1, 1995 through December 31, 1996. Such quotations reflect inter-dealer prices, without retail markup, markdown or commission and do not necessarily represent actual transactions.

Period                                   High                          Low
------                                   ----                          ---

1997
----

First Quarter                           $3.125                        $ .96
Second Quarter
(through June 8, 1997)                   2.78125                       2.46875

1996:
-----

First Quarter                            1.0625                         .84375
Second Quarter                           2.1875                         .8125
Third Quarter                            1.53                          1.03125
Fourth Quarter                           1.13                           .80

1995:
-----

First Quarter                             .56                           .22
Second Quarter                            .91                           .19
Third Quarter                            1.06                           .50
Fourth Quarter                           1.19                           .50



     The number of shares of the Common Stock of the Company held of record as of the close of business on June 6, 1997 was 8,937,179.

                          SELLING SECURITY HOLDERS AND
                   TRANSACTIONS WITH SELLING SECURITY HOLDERS

     This Prospectus relates to the offer and sale by members of Senior Management of the Company who may be deemed affiliates of the Company who have acquired or will acquire shares of Common Stock under the Senior Management Plan. This Prospectus also relates to the offer and sale of 150,000 shares of Common Stock which may be issued upon exercise of the Warrants. All of the security holders referred to herein are collectively referred to as the "Selling Security Holders". As of the date of this Prospectus, options to purchase 235,000 shares of Common Stock have been issued under the Senior Management Plan. The options have exercise prices ranging between $1.02 and $1.16875 per share.

     The information set forth below has been provided to the Company by the Selling Security holders. The percentages indicated are based upon 8,937,179 shares of Common Stock issued and outstanding as of June 6, 1997.


                                                                   Percentage of
                              Number of Shares      Number of      Shares owned        Number of
                               held prior to         Shares          After the        Shares owned
Name                             Offering            Offered          Offering       After Offering
----                          ----------------     -----------     -------------     --------------
Berta Weitz                       100,000 (1)        100,000             0                 0
37-19 89th Street
Jackson Heights, NY
11372

Gary N. Moss, Esq.                 25,000 (2)         25,000             0                 0
c/o Moss & Kalish
122 East 42nd Street
New York, NY 10168

Mark L. Kalish, Esq.               25,000 (2)         25,000             0                 0
c/o Moss & Kalish
122 East 42nd Street
New York, NY 10168

Herbert Kurinsky                  361,518 (3)         50,000           3.4               311,518 (3)
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, NJ 07701
President/Director/
Chief Executive Officer

William J. Kurinsky             1,368,423 (4)         75,000         14.17             1,293,423 (3)
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, NJ 07701
Director/Exec. V.P./Chief
Financial Officer

Brian M. Cohen                     76,000 (5)         50,000             *                16,000 (3)
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, NJ 07701
General Securities
Principal of FMSC



Edward Bayarski
One Mack Centre Drive                72,000 (6)       60,000             *               12,000
Paramus NJ 07652

----------------------------
* Denotes less than 1%

(1) Includes 100,000 shares issuable upon the exercise of a Stock Purchase Warrant.

(2)  Includes 25,000 shares issuable upon the exercise of a Stock Purchase
     Warrant.

(3) Includes vested and presently exercisable options of Mr. Herbert Kurinsky, to purchase 360,000 shares of Common Stock.

(4) Includes vested and presently exercisable options of Mr. William J. Kurinsky to purchase 515,000 shares of Common Stock.

(5) Includes 75,000 shares of Common Stock reserved for issuance upon the exercise of vested and presently exercisable stock options.

(6) Includes 72,000 shares of Common Stock reserved for issuance upon the exercise of 8,000 vested and presently exercisable stock options and 64,000 shares non-vested stock option.

PLAN OF DISTRIBUTION

     The Shares covered by this Prospectus may be sold from time to time by the Selling Security Holders, or by their transferees. No underwriting agreement or arrangements have been entered into by the Company or by the Selling Security Holders. The distribution of the Shares by the Selling Security Holders may be effected in one or more transactions that may take place on the NASD OTC Bulletin Board, including ordinary broker transactions, in the over-the-counter market through broker-dealers, privately negotiated transactions or through sales to one or more dealers for resale of the Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales. The Selling Security Holders and intermediaries through whom the Shares may be sold may be deemed "underwriters" under the Securities Act of 1933, as amended, with respect to the Shares sold. The distribution by the Selling Security Holders will be required to comply with the provisions of Regulation ??? promulgated by the SEC.

DESCRIPTION OF SECURITIES

     The Company is authorized to issue 15,000,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock, par value $.10 per share. As of June 6, 1997, there were 8,937,179 shares of Common Stock issued and outstanding, and no shares of Preferred Stock issued and outstanding. See "Recent Events--Proposal to Increase Authorized Common Stock."

COMMON STOCK

     Subject to the rights of the holders of any shares of Preferred Stock which may be issued in the future, holders of shares of Common Stock of the Company are entitled to cast one vote for each share held at all shareholders' meetings for all purposes, including the election of directors. Directors are elected each year at the Company's annual meeting of shareholders to serve for a period of one year and until their respective successors have been duly elected and qualified.

     Common shareholders have the right to share ratably in such dividends on shares of Common Stock as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation or dissolution, each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities, subject to any superior rights of any future holders of Preferred Stock.

     Common shareholders have no pre-emptive rights. There are no conversion or redemption privileges or sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common Stock are, and all of the shares of Common Stock offered hereby will be, validly issued, fully paid and nonassessable. The common Stock does not have cumulative voting rights so holders of more than 50% of the outstanding Common Stock can elect 100% of the Directors of the Company if they choose to do so.

PREFERRED STOCK

     The Board of Directors is authorized to issue 5,000,000 shares of Preferred Stock, $.10 par value per share, from time to time in one or more series. The Board may issue a series of Preferred Stock having the right to vote on any matter submitted to shareholders, including, without limitation, the right to vote by itself as a series, or as a class together with any other or all series of Preferred Stock. The Board of Directors may determine that the holder of Preferred Stock voting as a class will have the right to elect one or more additional members of the Board of Directors, or the majority of the members of the Board of Directors.

WARRANTS

     The Company has issued and outstanding 150,000 Common Stock Purchase warrants which were issued in connection with a settlement agreement dated January 31, 1997 bewteen the Company and a former customer. The Registration Statement of which this Propsectus forms a part includes the 150,000 shares of Common Stock, subject to adjustment, underlying the Warrants.

     The Warrants are exercisable at any time until January 31, 2002 at an exercise price of $1.25 per share. The Company agreed to file on or before June 10, 1997 a registration statement with the Securities and Exchange Commission to register the sale of the 150,000 shares of Common Stock underlying the Warrants. The Registration Statement of which this Prospectus forms a part has been filed in satisfaction of this obligation.

                                     EXPERTS

     The financial statements of the Company as of and for the years ended December 3l, 1996 and December 31, 1995 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Schneider Ehrlich & Wengrover LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement under the Act with the Securities and Exchange Commission (the "Commission"), with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and such securities, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Each statement made in this Prospectus referring to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions. The Registration Statement, including exhibits thereto, may be inspected without charge to anyone at the office of the Commission, and copies of all or any part thereof may be obtained from the Commission's principal office in Washington, D.C. upon payment of the Commission's charge for copying.

No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof.



                                2,150,000 Shares

                          FIRST MONTAUK FINANCIAL CORP.

                         ------------------------------

                                   PROSPECTUS

                        -------------------------------





                              _______________, 1997

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Expenses in connection with the issuance and distribution of the securities being registered herein are estimated.

                                                                      Amount
                                                                      ------
Securities and Exchange Commission Registration
         Fee........................................................  $ 1,789
Printing and Engraving Expenses.....................................    8,000
Accounting Fees and Expenses........................................   10,000
Legal Fees and Expenses.............................................   15,000
Blue Sky Fees and Expenses..........................................    1,000
Transfer Agent and Registrar Fees...................................    1,000
Miscellaneous Fees and Expenses.....................................      200
                                                                      -------
                    Total...........................................  $28,989
                                                                      =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's By-Laws require the Company to indemnify, to the full extent authorized by Section 14A:3-5 of the New Jersey Business Company Act, any person with respect to any civil, criminal, administrative or investigative action or proceeding instituted or threatened by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or any predecessor of the Company is or was serving at the request of the Company or a predecessor of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise.

     Section 14A:3-5 of the New Jersey Business Company Act authorized the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and if such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

     In accordance with Section 14A:2-7 of the New Jersey Business Company Act, the Company's Certificate of Incorporation eliminates the personal liability of officers and directors to the Company and to shareholders for monetary damage for violation of a director's duty owed to the Company or its Shareholders, under certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 16. EXHIBITS

     The exhibits designated with an asterisk (*) have previously been filed with the Commission in connection with the Company's Registration Statement on Form S-l, File No. 33-24696, those designated (**) have been filed with the Company's Form 10-KSB for the fiscal year ended December 31, 1993, those designated (***) have been previously filed with the Company's Registration Statement on Form S-3, File No. 33-65770, and pursuant to 17 C.F.R. Sections
201.24 and 240.12b-32, are incorporated by reference to the document referenced in brackets following the description of such exhibits. Those designated (****) denotes exhibits which have been filed with the Company's Form 10-KSB for the fiscal year ended December 31, 1994, and (*****) denotes exhibits filed herewith. Those designated (******) denotes exhibits which have been filed with the Company's Proxy Statement dated May 30, 1996. All exhibits appearing with a footnote (1) will be filed by amendment. Those exhibits appearing with a footnote (2) were filed with the Company's Report on Form 10KSB for the fiscal year ended December 31, 1996.

Exhibit No.                     Description
-----------                     -----------

   3.1* Amended and Restated Certificate of Incorporation adopted at 1989 Special Meeting in lieu of Annual Meeting of Shareholders.

   3.2*           Amended and Restated By-Laws.

   4.1*           Form of Common Stock Certificate.

   4.2*           Form of Underwriter's Warrant.

   4.3(1) Form of Warrant issued to Berta Weitz and assignees, dated January 31, 1997.

   5  (1)         Opinion of Goldstein & DiGiola LLP re: Legality of Shares.

  10.7* Sublease between Prime Asset Management Corp. and the Registrant dated December 6, 1989.

  10.8* Clearing Agreement between the Registrant and Wertheim Schroder & Co., Incorporated dated January 21, 1991.

  10.10*          Lease Agreement between the Registrant and Hovchild dated May
                  25, 1990.

  10.11*** Employment Agreement between First Montauk Financial Corp. and Herbert Kurinsky dated January 1, 1993.

10.12*** Employment Agreement between First Montauk Financial Corp. and William Kurinsky dated January 1, 1993.

10.13*** Lease Agreement between First Montauk Securities Corp. and River Office Equities dated September 7, 1993.

10.14****         Lease Addendum Agreement between First Montauk Securities
                  Corp. and River Office Equities dated June 21, 1994.

10.15*****        Sublease Agreement between First Montauk Securities Corp. and
                  Pilot Laboratories, Inc. dated September 19, 1995, and Master
                  Lease Agreement between River Office Equities and Pilot
                  Laboratories, Inc. dated August 31, 1987.

10.16*****        Office Lease Agreement between First Montauk Securities Corp.
                  and River Office Equities dated January 31, 1996.

10.17 (1)         Office Lease Agreement between First Montauk Securities Corp.
                  and River Office Equities dated March 5, 1997.

11                Computation of Earnings per share - Not applicable

23.1*****         Consent of Schneider Ehrlich & Wengrover LLP.

23.2  (1)         Consent of Goldstein & DiGiola LLP contained in Exhibit 5.

27                Financial Data Schedule - Not Required.

28.1*             1992 Incentive Stock Option Plan.

28.2*             1992 Non-Executive Director Stock Option Plan.

28.3******        Amended and Restated 1992 Incentive Stock Option Plan.

28.4******        Non-Executive Director Stock Option Plan - Amended and
                  Restated June 28, 1996

28.5******        1996 Senior Management Incentive Stock Option Plan.

28.6  (1)         Employment Agreement between First Montauk Financial Corp. and
                  Herbert Kurinsky dated January 1, 1996.

28.7  (1)         Employment Agreement between First Montauk Financial Corp. and
                  William J. Kurinsky dated January 1, 1996.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (b) to reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement; provided, however, that paragraphs
(a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13, or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) For purpose of determining any liability under the Securities Act of 1933, each post effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the following provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities begin registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) The undersigned registrant hereby undertakes that

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or

(4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each posteffective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Red Bank, State of Jersey, on the 10th day of June, 1997.

                                FIRST MONTAUK FINANCIAL CORP.

                                By:/s/ HERBERT KURINSKY
                                   -----------------------------
                                   Herbert Kurinsky, President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below substitutes and appoints Herbert Kurinsky and William J. Kurinsky, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be don in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         Signature                          Capacity                Date
         ---------                          --------                ----

 /s/ HERBERT KURINSKY              President                     June 10, 1997
-----------------------------      Chief Executive Officer
Herbert Kurinsky                   and Director


/s/ WILLIAM J. KURINSKY            Vice President, Chief         June 10, 1997
-----------------------------      Operating and Chief
William J. Kurinsky                Financial Officer,
                                   Secretary and Director


/s/ NORMA DOXEY
-----------------------------      Director                      June 10, 1997
Norma Doxey


/s/ WARD R. JONES, JR.
-----------------------------      Director                      June 10, 1997
Ward R. Jones, Jr.


/s/ DAVID I. PORTMAN
-----------------------------      Director                      June 10, 1997
David I. Portman

                                 EXHIBIT INDEX
Exhibit No.
-----------

   3.1* Amended and Restated Certificate of Incorporation adopted at 1989 Special Meeting in lieu of Annual Meeting of Shareholders.

   3.2*           Amended and Restated By-Laws.

   4.1*           Form of Common Stock Certificate.

   4.2*           Form of Underwriter's Warrant.

   4.3(2) Form of Warrant issued to Berta Weitz and assignees, dated January 31, 1997.

   5  (2)         Opinion of Goldstein & DiGiola LLP re: Legality of Shares.

  10.7* Sublease between Prime Asset Management Corp. and the Registrant dated December 6, 1989.

  10.8* Clearing Agreement between the Registrant and Wertheim Schroder & Co., Incorporated dated January 21, 1991.

  10.10*          Lease Agreement between the Registrant and Hovchild dated May
                  25, 1990.

  10.11*** Employment Agreement between First Montauk Financial Corp. and Herbert Kurinsky dated January 1, 1993.

  10.12*** Employment Agreement between First Montauk Financial Corp. and William Kurinsky dated January 1, 1993.

  10.13*** Lease Agreement between First Montauk Securities Corp. and River Office Equities dated September 7, 1993.

  10.14****       Lease Addendum Agreement between First Montauk Securities
                  Corp. and River Office Equities dated June 21, 1994.

  10.15*****      Sublease Agreement between First Montauk Securities Corp. and
                  Pilot Laboratories, Inc. dated September 19, 1995, and Master
                  Lease Agreement between River Office Equities and Pilot
                  Laboratories, Inc. dated August 31, 1987.

  10.16*****      Office Lease Agreement between First Montauk Securities Corp.
                  and River Office Equities dated January 31, 1996.

  10.17 (2)       Office Lease Agreement between First Montauk Securities Corp.
                  and River Office Equities dated March 5, 1997.

  11              Computation of Earnings per share - Not applicable

  23.1  (1)       Consent of Schneider Ehrlich & Wengrover LLP.

  23.2  (2)       Consent of Goldstein & DiGiola LLP contained in Exhibit 5.

  27              Financial Data Schedule - Not Required.

  28.1*           1992 Incentive Stock Option Plan.

  28.2*           1992 Non-Executive Director Stock Option Plan.

  28.3******      Amended and Restated 1992 Incentive Stock Option Plan.

  28.4******      Non-Executive Director Stock Option Plan - Amended and
                  Restated June 28, 1996

  28.5******      1996 Senior Management Incentive Stock Option Plan.

  28.6  (2)       Employment Agreement between First Montauk Financial Corp. and
                  Herbert Kurinsky dated January 1, 1996.

  28.7  (2)       Employment Agreement between First Montauk Financial Corp. and
                  William J. Kurinsky dated January 1, 1996.

--------------

     * Previously filed in connection with the Company's Registration Statement on Form S-1, File No. 33-24696.

    ** Previously filed in connection with the Company's Form 10-KSB for the fiscal year ended December 31, 1993.

   *** Previously filed in connection with the Company's Registration Statement on Form S-3, File No. 33-65770, and pursuant to 17 C.F.R. Sections
        201.24 and 240.12b-32 are incorporated by reference to the document referenced in brackets following the description of such exhibits.

  **** Previously filed in connection with the Company's Form 10-KSB for the fiscal year ended December 31, 1994.

 *****  Filed herewith.

****** Previously filed in connection with the Company's Proxy Statement dated May 30, 1996.

(1)  Exhibits will be filed by amendment.

(2) Previously filed in connection with the Company's Form 10-KSB for the fiscal year ended December 31, 1996.

                                       30